UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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FRED’S, INC.
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4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, June 17, 2009

TO THE SHAREHOLDERS OF FRED’S, INC.:
          Notice is hereby given that the Annual Meeting of Shareholders of FRED’S, Inc. (the “Company” or “FRED’S”) will be held at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, on Wednesday, June 17, 2009, at 5:00 p.m., Eastern Daylight Time, for the following purposes:
1.	To elect the Company’s Board of Directors;

2.	To ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm of the Company, as described in the Proxy Statement; and

3.	To consider and vote on a shareholder proposal, as described in the Proxy Statement; and

4.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.
          The accompanying Proxy Statement contains further information with respect to these matters.
          Only shareholders of record at the close of business on May 1, 2009, will be entitled to vote at the meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By order of the Board of Directors,
/s/ Charles S. Vail
Charles S. Vail
Secretary

May 20, 2009

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For Annual Meeting of Shareholders, June 17, 2009
          The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of FRED’S, Inc. (the “Company” or “FRED’S”) to be voted at the Annual Meeting of Shareholders to be held on June 17, 2009, at 5:00 p.m., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock (“Common Stock”) will be necessary to constitute a quorum.
          All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1 and 2. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.
          Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.
          A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 20, 2009.
Voting Securities
          Only shareholders of record at the close of business on May 1, 2009, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 40,036,561 shares of Common Stock. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.
          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The ratification of BDO Seidman, LLP as our independent registered public accounting firm will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The Shareholder Proposal will be rejected if the votes cast against the action exceed the votes cast favoring the action. Abstentions and broker non-votes have no effect on the vote for the election of Directors, the ratification of BDO Seidman, LLP as the independent registered public accounting firm of FRED’S and the shareholder proposal.

Ownership of Common Stock
by Directors,
Officers and Certain Beneficial Owners
          The following table sets forth the Common Stock beneficial ownership known to the Company as of May 1, 2009, by (i) beneficial owners of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of FRED’S as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number of Shares
Beneficial Owner	Options(2)	Total(3)	Percent(4)

Barclays Global Investors NA (5)		2,857,186	7.1
Dimensional Fund Advisors LP (6)		2,795,261	7.0
Franklin Resources, Inc. (7)		2,752,300	6.9
Michael J. Hayes (9)	25,232	2,222,482	5.3
RiverSource Investments, LLC (8)		2,008,803	5.6
Bruce A. Efird	49,010	84,010	*
John R. Eisenman	18,000	10,544	*
Roger T. Knox	18,000	31,810	*
Thomas H. Tashjian	18,000	312,609	*
B. Mary McNabb	17,500	17,500	*
Michael T. McMillan	11,500	11,500	*
Jerry A. Shore	34,500	85,630	*
James Fennema	12,679	31,779	*
Keith Curtis	21,680	45,433	*
All Directors and Executive Officers As a Group (15 persons)	309,991	3,041,653	7.5

*	Less than 1%

(1)	As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Barclays Global Investors, Dimensional Fund Advisors LP, Franklin Resources, Inc., and RiverSource Investments, LLC is 4300 New Getwell Rd., Memphis, TN 38118. The address of Barclays Global Investors NA is 400 Howard Street, San Francisco, CA 94105, Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cove Road, Austin, TX 78746, Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906, and RiverSource Investments, LLC is c/o Ameriprise Financial, Inc., 145 Ameriprise Financial Center, Minneapolis, MN 55474..

(2)	Represents stock options that are exercisable within sixty (60) days of May 1, 2009.

(3)	Includes stock options that are exercisable by beneficial owners within sixty (60) days of May 1, 2009.

(4)	Based on outstanding shares of Common Stock as of May 1, 2009, (40,036,561) and the respective options exercisable within sixty (60) days of May 1, 2009 for the individual being tested.

(5)	This information is based on Schedule 13G filed on February 6, 2009 by Barclays Global Investors NA which reported that as of December 31, 2008, it had sole power to vote or direct the vote of 2,197,108 shares and sole power to dispose of or direct the disposition of 2,857,186

(6)	This information is based on Schedule 13G filed on February 9, 2009 by Dimensional Fund Advisors LP which reported that as of December 31, 2009 it had sole power to vote or direct the vote 2,687,899 shares and sole power to dispose of or direct the disposition of 2,795,261 shares.

(7)	This information is based on Schedule 13G filed on January 26,2009 by Franklin Resources, Inc. which reported that as of December 31, 2008, it had sole power to vote or direct the vote of 2,671,600 shares and sole power to dispose of or direct the disposition of 2,752,300 shares.

(8)	This information is based on Schedule 13G filed on February 10, 2009 by RiverSource Investments, LLC which reported that as of December 31, 2008, it had sole power to vote or direct the vote of 0 shares and sole power to dispose of or direct the disposition of 2,008,803 shares.

(9)	Includes 131,518 shares owned by Mr. Hayes’ wife and 36,832 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

PROPOSAL 1 — ELECTION OF DIRECTORS
          Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected and qualified. The Board of Directors proposes the election of the following nominees:

Nominee	Age	Title

Michael J. Hayes	67	Director and Chairman of the Board
John R. Eisenman	67	Director
Roger T. Knox	71	Director
Thomas H. Tashjian	54	Director
B. Mary McNabb	60	Director
Michael T. McMillan	49	Director
Bruce A. Efird	50	Director, Chief Executive Officer and President
Principal Occupation, Business, and Directorships
          Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes was the Chief Executive Officer from October 1989 through January 2009 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President — Corporate Finance and Financial Services.
          John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally’s, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company’s initial public offering in March 1992.
          Roger T. Knox is President Emeritus of the Memphis Zoological Society and was its President and Chief Executive Officer from January 1989 through March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith’s Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley’s Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company’s initial public offering in March 1992. Additionally, Mr. Knox is a former Director of Hancock Fabrics, Inc.
          Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Prior to 2001, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s.
          B. Mary McNabb was elected a Director of the Company in April 2005. Most recently she served as Chief Executive Officer for Kid’s Outlet, California. Previously, she served as Executive Vice President and a Director of The Mowbray Group from 2004-2005, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange), a public company since 2001, and now as an advisor to that board is involved in the development of the company’s ASAP Trade Show. McNabb was formerly Executive Vice President of merchandising and marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc.
          Michael T. McMillan was elected a Director of the Company in February 2007. Mr. McMillan currently serves as Director of Sales Operations for Pepsi-Cola North America, a Division of PepsiCo, where he has spent the last 22 years in various roles including marketing, sales, franchise development, and general management of its bottling operations.
          Bruce A. Efird was elected a Director of the Company in June 2008. Mr. Efird joined the company September 22, 2007 as President and became Chief Executive Officer effective February 1, 2009. Prior to joining the Company, Mr. Efird was Executive Vice-President-Merchandising at Meijer, Inc. as well as being responsible for marketing and advertising. Before joining Meijer, Inc. in 2005, Mr. Efird was Executive Vice-President /General Manager for Bruno’s Supermarkets, Inc. in Birmingham, AL beginning in 2003. He began his retail career with Food Lion, Inc. in 1984.

          If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by FRED’S Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. FRED’S has no reason to believe that any nominee will be unable to serve as a director.
          Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. All directors attended the 2008 Annual Meeting of Shareholders.
          For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of May 1, 2009, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships between any directors or executive officers of FRED’S.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF
THE NOMINEES TO FRED’S BOARD OF DIRECTORS.
Section 16(a) Beneficial Ownership Reporting Compliance
          Based solely upon a review of reports of beneficial ownership of FRED’S Common Stock and written representations furnished to FRED’S by its officers, directors and principal shareholders, FRED’S is not aware of the failure of any such reporting person to file with the Securities and Exchange Commission (the “Commission”) on a timely basis any required reports of changes in beneficial ownership during fiscal year 2008 except for the following instances of untimely reporting: Roger Tyler on February 15, 2008 pursuant to his termination, Barry Maxwell on September 5, 2008 pursuant to the sale of 161 shares of stock, Joel Bivins on August 28, 2008 pursuant to his termination, James Fennema on October 21, 2008 pursuant to a change in responsibilities, David Mueller on October 27, 2008 pursuant to an employment stock grant, Ricky Pruitt on March 3, 2008 pursuant to his promotion, Tom Sowa on October 20, 2008 pursuant to an employment stock grant, Barry Maxwell on January 23, 2009 pursuant to his termination, John Reier on December 31, 2008 pursuant to his separation of service and Tommy Burkley on January 31, 2009 pursuant to his retirement.
Board of Directors
          During the last fiscal year, FRED’S Board of Directors held seven (7) meetings. All of the then directors attended all of the Board meetings and the prior year’s annual meeting. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of FRED’S are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance, and are granted stock options from time to time. John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan were considered independent as defined in the listing standards of the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) as of the end of fiscal 2008.
          The Board of Directors has a process for shareholders to send communications to the Board. Shareholders may send communications to our Board by sending a letter to: Board of Directors, FRED’S Inc., c/o General Counsel, 4300 New Getwell Rd., Memphis, TN 38118. All communication will be reviewed by our Legal Department and appropriate communications will be forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.
Nominating and Governance Committee
          The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) met one time during the Company’s latest fiscal year. The Nominating and Governance Committee was comprised of Thomas H. Tashjian, Chairman of the committee, John R. Eisenman, Roger T. Knox, B. Mary McNabb, and Michael T. McMillan, all of whom meet the independence requirement of NASDAQ listing standards.
          In August, 2008 the Board of Directors divided the Nominating and Governance Committee into two separate committees: the Governance Committee, which is chaired by Michael T. McMillan, and the Nominating Committee, which is chaired by Roger T. Knox.

Governance Committee
          The Board of Directors believes the Company has observed sound corporate governance practices in the past. However, following enactment of the Sarbanes-Oxley Act of 2002 and the adoption of new rules and regulations by the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) and the Securities and Exchange Commission, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, adopting new practices.
          The Company has a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer, Senior Vice President of Finance, Controller and any person performing similar functions) and employees. Also, the Company has a vendor code of conduct that applies to its vendors.
          The Company’s code of ethics, vendor code of conduct, and all of the current board committee charters are available on the Company’s website, and can be found under the Investor Relations and Governance links. The Company’s website is www.fredsinc.com. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
          The Governance Committee of the Board of Directors met one time after the split of the committees during the Company’s latest fiscal year. The Governance Committee makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Governance Committee is comprised of Michael T. McMillan, Chairman of the Committee, John R. Eisenman, Roger T. Knox , Tom H. Tashjian, and B. Mary McNabb all of whom meet the independence requirements of NASDAQ listing standards. Governance members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance.
Nominating Committee
          The Committee recommends nominees for election to the Board by the shareholders at the annual meeting. The Nominating Committee met one time after the split during the year and is now comprised of Roger T. Knox, Chairman of the Committee, John R. Eisenman, Tom H. Tashjian, B. Mary McNabb, and Michael T. McMillan, all of whom meet the independence requirements of NASDAQ listing standards. Nominating members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance.
          The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate’s previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of NASDAQ listing standards;

•	potential conflicts of interest with the Company or its shareholders taken as a whole; and

•	accomplishment within the candidate’s own field.
          The Nominating Committee has adopted a policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide the Nominating Committee:
•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience and background; and

•	the candidate’s signed consent to serve on the Board.

          In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating Committee may also:
•	consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.
          The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision.
Audit Committee
          The Audit Committee of the Board of Directors, which is comprised of John R. Eisenman, Chairman of the Committee, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan met six times during the last fiscal year. All of the members attended all of the Committee meetings. Each of the members of the Audit Committee is an independent director as defined in the NASDAQ listing standards. Audit Committee members are paid for their services $10,000 per year for the Chair and $4,500 per year for the other members plus reasonable expenses for meeting attendance.
          The Audit Committee is responsible for the engagement of the independent registered public accounting firm; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and reviewing the Company’s auditing, accounting, and financial reporting processes generally.
          Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is available Company’s website at www.fredsinc.com. The Board of Directors has determined that Mr. Tashjian meets the Commission’s definition of audit committee financial expert.
Audit Committee Report
          In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for 2008 with management of the Company. BDO Seidman, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees” as amended, the Sarbanes-Oxley Act of 2002, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP as required by PCAOB Rule 3526 and has discussed with BDO Seidman, LLP their independence, including consideration of whether the payment to BDO Seidman, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO Seidman, LLP, the Audit Committee has recommended to the Board of Directors that FRED’S, Inc. audited financial statements for fiscal 2008 be included in the 2008 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, and that BDO Seidman, LLP be considered for selection as the Company’s independent registered public accounting firm for 2009.

          The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO Seidman, LLP is in fact independent.
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
B. Mary McNabb
Michael T. McMillan
Compensation Committee
          The Compensation Committee reviews and approves the salaries and cash incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under FRED’S long-term incentive plan. The Compensation Committee, which is comprised of B. Mary McNabb, Chairperson of the Committee, John R. Eisenman, Roger T Knox, Thomas H. Tashjian, and Michael T. McMillan, met two times during the last fiscal year. All of the members attended all of the Committee meetings. Compensation Committee members are paid for their services $5,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee.
Transactions with Related Persons and the Company’s Approval Policy
During the year ended February 2, 2008, Atlantic Retail Investors, LLC, which is partially owned by Michael J. Hayes, a director and officer of the Company, purchased the land and buildings occupied by thirteen FRED’S stores. The stores were purchased by Atlantic Retail Investors, LLC from an independent landlord/developer. Prior to the purchase by Atlantic Retail Investors, LLC the Company was offered the right to purchase the same stores and declined the offer. The terms and conditions regarding the leases on these locations are consistent in all material respects with other stores leases of the Company. The total rental payments related to these leases was $1.4 million for the year ended January 31, 2009. Total future commitments under related party leases are $10.9 million. Any future transactions described in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 that may arise will be reviewed and approved by the Board of Directors.
Compensation Discussion and Analysis
Introduction
          This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and especially to our chief executive officer (CEO), chief financial officer (CFO) and the three most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executive Officers for 2008 include: Michael J. Hayes (former CEO, now Chairman), Bruce A. Efird (CEO & President), Jerry A. Shore (CFO), James R. Fennema (SVP & Divisional Merchandise Manager) and Keith Curtis (EVP & General Merchandising Manager).
          Changes to executive compensation as well as general guidelines for other employees are considered and approved by the Compensation Committee of the Company. The Compensation Committee consists of all five of the non-employee directors. Ms. B. Mary McNabb chairs the committee. The Committee met two times during 2008 to consider the compensation plan as well as option and restricted stock grant recommendations.

Objective
          It is the philosophy of FRED’S that executive compensation be linked to corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:
•	Provide a competitive total compensation package that enables FRED’S to attract and retain key executives.

•	Integrate all pay programs with FRED’S annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

•	Provide variable compensation opportunities that are linked with the performance of FRED’S and that align executive remuneration with the interests of shareholders.
Role of Compensation Committee
          The Compensation Committee is responsible for evaluating and monitoring adherence to the compensation philosophy of the Company. It is responsible for balancing the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company.
          Based on its review of all relevant programs, the Compensation Committee believes that the total compensation program for executives of FRED’S is competitive with the compensation programs provided by other companies with which FRED’S competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of FRED’S. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of FRED’S shareholders.
Executive Compensation Philosophy
          The Compensation Committee is charged with oversight of the Company’s executive compensation strategy and practices. In 2000, the Company engaged the Centre Group, an independent consulting firm, for the purpose of evaluating the annual compensation review process. They provided a standardized structure for salary performance reviews, tailoring reviews to be more pertinent to the job function. In 2004, The Hay Group was appointed as an independent consultant to define and add structure to the review process. The evaluation consisted of interviews with key employees to determine the job responsibilities, skill level requirements and importance of the function within the organization.
Employment Agreements
          We have amended employment agreements with Michael J. Hayes (April 30, 2003, amended December 16, 2008) and Bruce A. Efird (September 22, 2007, amended December 22, 2008 and February 16, 2009). The amendments are described below.
          Michael J. Hayes. Mr. Hayes retired effective February 1, 2009. His amended employment agreement provides that he will receive continued payment of his most recent salary and other Company-provided benefits (including a monthly allowance of $6,000 to defray costs of an office and assistant) for three years from the effective date of his separation from service. Mr. Hayes has agreed not to compete with us for a period of six months from the date of his separation from service. The Company will continue to provide health and dental benefits for the remainder of Mr. and Mrs. Hayes’ lives.
          Bruce A. Efird. Mr. Efird became Chief Executive Officer effective February 1, 2009. His employment agreement provides that we will employ him for a period of two years commencing on September 22, 2007, with automatic employment extensions of one year unless terminated by either party. The agreement provides that we will pay Mr. Efird an annual base salary of $595,000, which increased to $650,000 annually when he was elected to the office of Chief Executive Officer of the Company. Also, Mr. Efird will participate in any bonus plans of the Company. Should Mr. Efird be separated from service or dies, his heirs will receive compensation at the same rate for the balance of the term (not less than 6 months and not more than twelve months salary). All stock options and the 25,000 shares of restricted stock shall accelerate and immediately vest and be payable to the Executive or his heirs.
          The Compensation Committee shall annually review his salary and bonus. We may terminate Mr. Efird’s employment with or without cause. Mr. Efird has agreed not to compete with the Company for a period of one year following the termination of the employment agreement.

Perquisites and Other Personal Benefits
          Other than the following item discussed, the Company does not provide perquisites or other personal benefits for its executive officers. Mr. Hayes is permitted to use the Company plane for personal use, but has done so infrequently and not at all during 2008. The value of past usage was recorded as taxable compensation in the year in which it occurred.
Employee Compensation Components
          The Company believes that pairing the attainment of Company objectives with executive compensation results in both long and short term improvement in the Company’s ultimate earnings performance. Employee incentives of cash bonus and stock awards are predicated upon achieving both employee goals and Company goals. Base salary and cash bonus are geared to near term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth.
Base Salary
          Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2008 for the other Named Executives Officers, based on performance and competitive considerations, and the Committee considered those recommendations in making its determinations.
          In general, the Committee believes that base salary should make up approximately 55% to 65% of the compensation package for its executives.
Incentive Compensation
          The current annual incentive compensation plan has been modified for fiscal 2009 to allow for a graduated bonus payout based on a tiered Earnings Per Share (“EPS”) structure. The base tier begins with a minimum of $.77 of EPS. This payment would vary by employee depending on the Departmental Budget and Individual Core Goals Performance. A maximum bonus compensation for Senior Executives ranging from 35% to 45% of salary was established. Forty percent of the bonus payment is comprised of the Company meeting its EPS corporate goal for the year, while the remaining sixty percent of bonus payment is contingent upon achievement of the employee’s individual and department goals for 2009. The Plan is governed by the Compensation Committee of the Board of Directors. The Board of Directors reserves the right to determine eligibility, performance measurements, final award values, payment timing and terms based upon events of the fiscal year.
          EPS target was $.77 and $.74 for the years ended February 2, 2008 for the year ended February 3, 2007, respectively.
          Per Mr. Efird’s employment agreement, he is eligible for an incentive bonus of 40% to 100% of his base salary. Should the Company fail to achieve its EPS corporate goal, all other components of the bonus would be in jeopardy. In 2007 and 2008, the Company did not achieve its EPS corporate goal.
          The Company’s Merchandising Division management bonus compensation is based on specific product, departmental profit and inventory turn goals.
          The Compensation Committee believes that targeted awards for executive officers of FRED’S under these plans are consistent with targeted awards of other retailing companies of similar size and complexity to FRED’S. Specified awards were recommended by the Chief Executive Officer for the other Named Executives Officers of FRED’S for fiscal 2008, based upon the Company’s performance, and the Committee considered these recommendations in making its determination.
          In general, the Committee believes that incentive non-equity compensation should make up approximately 25% to 35% of the compensation package for its executives.

2002 Long Term Incentive Plan
          Stock Options. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of FRED’S with an opportunity to increase their ownership of Common Stock, the interests of shareholders and executives will be closely aligned. Therefore, executives and certain other senior employees are eligible to participate and receive stock options.
          Annually, the Incentive Plan participants may receive an option grant which is contingent upon achieving the EPS corporate goal, which gives them the right to purchase shares of Common Stock in the future at a specified price. Options to the executive group are awarded at to the first Board meeting after the beginning of the fiscal year so as to provide ample time for performance of stated targets and goals. New hire and promotion grants are made as of the effective date of the employment/promotion date. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.
          Since 2005, the Company has tied the stock option grants to the Company’s performance for the respective fiscal year. After achieving the operating profit goal, the stock options then commence vesting on a specified schedule over time. Vesting is intended to not only retain the employee, but provide an incentive to continually improve the profitability of the Company.
          The EPS corporate goal for the 2006 Stakeholder Grant was not achieved, but the Compensation Committee waived the requirement due to the extraordinary effort and achievement in the fourth quarter of 2006. No annual grant for 2007 or 2008 was made.
          A senior executive group of twelve employees received a performance option grant on April 15, 2009. Upon achievement in fiscal 2009 of $0.83 cents of EPS, the shares will then vest 20% per year.
          Additional Restricted Stock. Restricted stock is granted as a component of some executive employment arrangements as well as special purpose incentives. A special purpose incentive was granted on January 18, 2005, and has a ten-year restriction period but allows accelerated vesting if the Operating Profit Margin reaches a specified goal.
          In general, the Committee believes that the 2002 Long Term Incentive Plan compensation should make up approximately 10% to 15% of the compensation package for its executives.
Other Compensation
          Guaranteed bonus. Certain positions, particularly newly hired, may be provided with a guaranteed bonus up to 15% of the employee’s annual compensation upon their first year anniversary.
Director Compensation
Base Salary
          Non-employee Directors of FRED’S are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance. Also, the non-employee Directors are paid an additional amount for their service on the Audit, Compensation, Nominating and Governance committees.
2002 Long Term Incentive Plan
          Annually, the Directors are awarded a non qualified stock option grant for 3,000 shares of immediately vested stock with a five year expiration.
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company served during 2008 as a director or a member of a compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee.

Compensation Committee Report
          The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
B. Mary McNabb, Compensation Committee Chairperson
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
Michael T. McMillan
Summary Compensation Table
          The following Summary Compensation Table sets forth the compensation earned by or paid to the Named Executive Officers for services rendered to us during the fiscal years indicated.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name & Principle Position	Year	$	$(1)	$(2)	$(3)	$(4)	$	$(5)	Total
Michael J. Hayes	2008	$250,000			$19,216			$4,722	$273,938
Chairman & Chief Executive Officer (7)	2007	$220,000			$31,888			$18,405	$270,293
	2006	$224,231			$44,590	$75,000		$12,927	$356,748
Bruce A. Efird	2008	$595,000		$61,600	$425,392			$10,257	$1,092,249
Chief Executive Officer & ’President (6,7)	2007	$217,404		$19,151	$181,875			$500	$418,930
Jerry A. Shore	2008	$232,692	$15,000	$19,518	$25,211			$1,200	$293,621
Executive Vice President,	2007	$200,577		$15,255	$43,134			$800	$259,766
Chief Financial Officer &	2006	$192,885		$16,286	$55,370	$50,000		$1,142	$315,683
Chief Administarative Officer (8)
James R. Fennema	2008	$176,500		$40,701	$30,767			$1,400	$249,368
Senior Vice President &	2007	$192,000		$40,571	$41,140			$1,400	$275,111
Divisional Merchandise Manager (9)	2006	$190,384		$40,571	$54,082	$28,800		$1,050	$314,887
Dennis K. Curtis	2008	$187,500		$17,829	$19,132			$1,040	$225,501
Executive Vice President -	2007	$172,461		$15,255	$31,884			$1,220	$220,820
General Merchandising Manager (9)	2006	$163,433		$15,255	$41,460	$45,917		$2,317	$268,381

(1)	Pursuant to SEC reporting requirements, the Named Executive Officers did not receive payments that would be classified as “bonus” payments for the fiscal years ended February 2, 2008 and February 3, 2007.

(2)	Amounts expensed in fiscal 2008, 2007 and 2006 pursuant to FAS 123(R) for restricted stock awarded in 2008 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7 — Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 16, 2009 for a discussion of our accounting for restricted stock.

(3)	Amounts expensed in fiscal 2008, 2007 and 2006 pursuant to FAS 123(R) for stock options awarded in 2008 and prior years. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Stock option values are based on the Black-Scholes Option Valuation Model. See Note 7 — Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 16, 2009, regarding the assumptions underlying the valuation of stock option awards.

(4)	The amounts in this column reflect cash bonuses earned for the indicated fiscal years performance pursuant to the Corporate Cash Incentive Plan (CCIP).

(5)	The amounts reported include the following:
•	Matching contributions to the FRED’S 401(k) plan, which all participating employees receive.

•	Dividends paid on restricted stock awards that have not vested.

•	Perquisites, which include personal use of Company car, airline tickets for non-business commuting, repair and maintenance costs on personal car and medical insurance premium payments.

(6)	Mr. Efird’s date of hire was September 22, 2007.

(7)	Effective February 1, 2009 Mr. Efird was promoted to the position of Chief Executive Officer, while maintaining the title of President. Mr. Hayes, effective February 1, 2009 is no longer the Chief Executive Officer, but maintains his role as Chairman of the Board of Directors.

(8)	Mr. Shore was promoted to Chief Administrative Officer effective June 1, 2008. Mr. Shore will retain the titles of Executive Vice President and Chief Financial Officer.

(9)	Mr. Curtis was promoted to General Merchandising Manager effective February 4, 2008. He retains the title of Executive Vice President. Mr. Fennema’s role was changed to Senior Vice President Divisional Merchandise Manager effective February 4, 2008.

Grants of Plan-Based Awards
          The following table presents information with respect to the grants of plan-based awards made by the Company to each of its Named Executive Officers during the fiscal year ended January 31, 2009.

							All Other	All Other
							Stock	Option		Grant
							Awards:	Awards:	Exercise	Date Fair
							Number of	Number of	or Base	Value of
			Estimated Future		Estimated Future		Shares of	Securities	Price of	Stock and
			Payouts Under Non-		Payouts Under		Stock or	Underlying	Option	Option
	Grant	Award	Equity Incentive		Equity Incentive		Units	Options	Awards	Awards
Name	Date	Type	Plan Awards (1)		Plan Awards		(#)	(#)	($/Sh) (2)	$ (3)
			Target	Maximum	Target	Maximum
			$	$	#	#
Michael J. Hayes			100,000	250,000
Bruce A. Efird	2/8/2008	Restricted Stock	238,000	595,000			10,000			$86,600
Jerry A. Shore	2/8/2008	Restricted Stock	87,500	175,000			5,000			$43,300
James R. Fennema			63,700	127,400
Dennis K. Curtis	2/8/2008	Restricted Stock	70,000	140,000			3,000			$25,980

(1)	Awards represent potential payouts under the CCIP for fiscal 2008. Payments are based on a combination of the Company achieving specified EPS and Individuals achieving specific goals. No amounts were earned for fiscal 2008 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)	The Named Executive Officers did not receive any option awards during the fiscal year ended January 31, 2009.

(3)	This amount represents the full grant date fair value of the stock option award ($8.66 per option), as computed in accordance with FAS 123(R).

Outstanding Equity Awards at 2008 Fiscal Year-End
          The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 Long-Term Incentive Plan that were outstanding as of January 31, 2009.

	Option Awards						Stock Awards
											Equity Incentive
			Equity								Plan Awards:
			Incentive						Equity Incentive		Market or
			Plan Awards:						Plan Awards:		Payout Value
	Number of	Number of	Number of				Number of	Market	Number of		of Unearned
	Securities	Securities	Securities				Shares or	Value of	Unearned Shares,		Shares, Units
	Underlying	Underlying	Underlying				Units of	Shares or	Units or		or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Units that	Other rights		Rights That
	Options	Options	Unearned	Exercise	Option		Have Not	Have Not	That Have		Have Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested	Not Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)	(#) (7)		($)
Michael J. Hayes	14,000			$14.60	9/8/2011	(3)
	7,488	11,232		$13.25	3/21/2013	(4)
Bruce A. Efird	49,010	196,042		$10.61	9/22/2014	(8)
							25,000	$256,500 (9)
									10,000	(10)	$102,600
Jerry A. Shore	21,600			$17.67	9/11/2010	(1)
	5,400			$20.60	9/19/2010	(2)
	2,400	3,600		$14.60	9/8/2011	(3)
	3,400	5,100		$13.25	3/21/2013	(4)
									10,000	(7)	$102,600
									5,000	(10)	$51,300
James R. Fennema	7,999	12,001		$16.90	12/13/2009	(6)
	3,120	4,680		$13.25	3/21/2013	(4)
							7,500	$76,950 (5)	10,000	(7)	$102,600
Dennis K. Curtis	7,200			$17.67	9/11/2010	(1)
	7,800			$20.60	9/19/2010	(2)
	2,000	3,000		$14.60	9/8/2011	(3)
	3,120	4,680		$13.25	3/21/2013	(4)
									10,000	(7)	$102,600
									3,000	(10)	$30,780

(1)	Award was granted on March 11, 2003, and vests 10% on August 20, 2004 and 10% each year thereafter until August 20, 2008, when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years that the Company meets an operating income margin of 5% or greater.

(2)	Award was granted on May 19, 2003, and vests 10% on August 20, 2004, and 10% each year thereafter until August 20, 2008 when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(3)	Award was approved on August 23, 2004, with a grant date of September 8, 2004, and vests 10% on the first, second, third and fourth anniversary of the date of grant with the residual vesting on the fifth anniversary. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(4)	Award was granted on March 21, 2006. These are performance based awards and require that the Company meet or exceed its 2006 financial plan. They become null and void in the event the plan is not achieved unless otherwise agreed to by the Board of Directors, in its sole discretion. The Company did not meet its 2006 financial plan, however the Board decided against rescinding the grant in lieu of granting additional shares for fiscal 2007. The options vest in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date. The options expire seven years from the date of grant.

(5)	This award was granted December 13, 2004, and cliff vests on the fifth anniversary of the grant date.

(6)	Award was granted on December 13, 2004, and vests 10% on December 13, 2005, and 10% each year thereafter until December 13, 2009, when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater

(7)	These awards are performance and/or service based restricted stock granted on January 18, 2005. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

(8)	Award was granted on September 22, 2007, and vests 20% on each anniversary of the grant date.

(9)	This award was granted September 22, 2007, and cliff vests on the fifth anniversary of the grant date.

(10)	These awards are performance and/or service based restricted stock granted on February 8, 2008. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

Option Exercises and Stock Vested
          There were no options exercised or restricted stock that vested during the fiscal year ended January 31, 2009, with respect to each of the Named Executive Officers.
Director Compensation
          There are four primary components of compensation to our non-management directors: a cash retainer, committee chair, committee member fee, and stock options. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a director. The following table sets forth the types and amounts of compensation paid to our directors:

Annual Retainer
Standard	$24,000

Committee Chair Fees
Audit	$10,000
Nominating	$3,500
Governance	$3,500
Compensation	$5,000
Financial Director	$9,000

Committee Member Fees
Audit	$4,500
Nominating	$1,500
Governance	$1,500
Compensation	$1,500

Annual Stock Option Grant (1)	3,000 Shares

(1)	Stock options granted to directors in fiscal 2008 have a five-year term and vested fully on grant date.
          Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

          The following table sets forth the compensation paid to directors during the fiscal year ended January 31, 2009.

				Change in
				Pension Value
				and Non-Qualified
				Deferred
	Fees earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings
Name	$	$	$ (1)	$	Total
John R. Eisenman	$32,235	—	$11,910	—	$44,145
Roger T. Knox	$30,160	—	$11,910	—	$42,070
Thomas H. Tashjian	$34,910	—	$11,910	—	$46,820
B. Mary McNabb	$30,535	—	$23,360 [2]	—	$53,897
Michael T. McMillan	$31,660	—	$11,910	—	$43,570

(1)	This represents the full grant date fair value ($3.97 per option and $4.58 per option) of the 2008 option awards to non-employee directors as the options were fully vested on the date of grant. Stock option values are based on the Black-Scholes Option Valuation Model. See Note 7 — Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 16, 2009, regarding the assumptions underlying the valuation of stock option awards.

(2)	B. Mary McNabb received an additional grant of 2,500 shares in 2008 related to her initial Board service.
          The following chart sets forth outstanding stock options at fiscal year end held by non-management directors; all option awards outstanding are vested.

Stock
Name	Options
John R. Eisenman	15,000
Roger T. Knox	15,000
Thomas H. Tashjian	15,000
B. Mary McNabb	14,500
Michael T. McMillan	8,500
Potential Post Employment Payments or Benefits
          This section explains the payments and benefits to which the Named Executive Officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our Named Executive Officers (except Mr. Hayes) are currently employed by the Company. For purposes of this explanation, we have assumed that termination of employment occurred on January 31, 2009, the last day of our 2008 fiscal year. In the case of Mr. Hayes, he retired effective February 1, 2009, therefore we are only showing the benefits for retirement to reflect actual benefits.
          The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by a termination of employment. This section does not cover all amounts the Named Executive Officers would receive following termination. Specifically, the Named Executive Officers are entitled to retain their vested stock option awards, and if they meet specified minimum age at the time of termination, the unvested portion of certain stock option awards are not forfeited, and vesting will continue according to the original schedule. The minimum age is 65 and Mr. Hayes has reached the minimum age as of 2008 fiscal year end.

          The following table provides for a range of potential separation events for each of the Named Executive Officers, calculated as if the separation event occurred on January 31, 2009. The actual amounts to be paid can only be determined at the time of the actual event.

		Involuntary
	Change in	(Not for Cause)
	Control	Termination	Retirement	Death
Name	($) (1)	($)	($) (3)	($)

Michael J. Hayes
Salary (4)			$966,000
Stock Options (5)
Health Benefits (6)

Totals	$0	$0	$966,000	$0
Bruce A. Efird
Salary (2)	$396,667	$396,667		$396,667
Stock Options (5)
Restricted Stock (7)	265,500	265,500		265,500
Health Benefits

Totals	$662,167	$662,167	$0	$662,167
Jerry A. Shore
Salary
Stock Options (5)
Health Benefits

Totals	$0	$0	$0	$0
James R. Fennema
Salary
Stock Options (5)
Health Benefits

Totals	$0	$0	$0	$0
Dennis K. Curtis
Salary
Stock Options (5)
Health Benefits

Totals	$0	$0	$0	$0

(1)	There is no predetermined executive severance or change in control programs applicable to our Named Executive Officers, beyond those provided generally to our employees or as provided for in the employment agreements with Mr. Hayes and Mr. Efird.

(2)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’ is entitled to continuation of base pay for the remainder of his initial term (The initial term is two years and ends on September 22, 2009) or after the initial term any additional term (additional terms are one year in length). See “Employment Agreements” in the Compensation Discussion and Analysis section.

(3)	There are no payouts for retirement, except for Mr. Hayes according to his employment agreement. Mr. Hayes retired February 1, 2009 from his position as Chief Executive Officer. However, he remains Chairman of the Board.

(4)	Under Mr. Hayes’ employment agreement, in the event that Mr. Hayes terminates the agreement or the Company terminates his employment without cause, Mr. Hayes is entitled to continuation of base pay for three years and a stipend of $6,000 per month for three years to offset office related expenses. If Mr. Hayes is terminated for cause, the above amounts are paid for only eighteen months. See “Employment Agreements” in the Compensation Discussion and Analysis section. Mr. Hayes retired effective February 1, 2009 and is therefore entitled to the continuation of base pay for three years and a stipend of $6,000 per month for three years to offset office related expenses.

(5)	There were no in-the-money options at January 31, 2009.

(6)	Under Mr. Hayes’ employment agreement, in the event Mr. Hayes is terminated for any reason, whether by the Company or not, Mr. and Mrs. Hayes are entitled to Company paid medical and dental coverage for life. In addition, Mr. Hayes is entitled to continuation of any Company paid life insurance policies that are in force at the time of termination. Currently there is no such policy in effect. The quantification of the health benefit is very subjective and depends upon multiple variables such as the life span and overall health of Mr. and Mrs. Hayes, supplemental coverage from government agencies (i.e. Medicare) and any coverage from future employers, if any. The cost of a one-year policy for medical and dental insurance, in accordance with Mr. Hayes’ employment agreement is estimated to be $22,250.

(7)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’s shares of restricted stock granted September 22, 2007 will have their vesting accelerated.

PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          BDO Seidman, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the year ended February 2, 2008. BDO Seidman, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO Seidman, LLP as such independent registered public accounting firm for the fiscal year ending February 2, 2008. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.
          The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO Seidman LLP, which has acted as independent registered public accounting firm of FRED’S since July 30, 2004, is expected to be represented at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE
SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2009.
Fees Paid to Independent Registered Public Accounting Firms
          The following table sets forth certain fees billed and to be billed to us by BDO Seidman, LLP in fiscal 2008 and 2007 in connection with various services provided to us throughout those fiscal years:

Service	2008 Aggregate Fees Billed	2007 Aggregate Fees Billed
Audit Fees (1)	$953,985	$938,859
Audit-Related Fees (2)	67,879	97,491
Tax Fees (3)	39,407	89,937
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.

(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.

(3)	Tax fees represent billings for professional services for tax planning, structuring and compliance (including federal, state, and local).
          The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after disclosure by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.
          In fiscal 2008, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.
PROPOSAL 3—SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR
DIRECTOR ELECTIONS
          The Company has received a shareholder proposal co-sponsored by California Public Employees’ Retirement System (“CalPERS”) and Stichting Pensioenfonds ABP (“Stichting”) regarding majority voting for director elections. The Company will provide the address and number of shares held by CalPERS and Stichting upon a request for such information sent to the Secretary of the Company. In accordance with Securities and Exchange Commission rules, the text of the shareholder proposal and supporting statement are printed below exactly as they were submitted to the Company. The Company is not responsible for the contents of the proposal or supporting statement. If properly presented, this proposal will be voted on at the Annual Meeting.

SHAREOWNER PROPOSAL
          RESOLVED, that the shareowners of FRED’S Inc. (“Company”) amend the Company’s bylaws, in compliance with applicable law, to replace Section 4 with the following:
An annual meeting of Shareholders shall be held at such date and time as shall be stated in the Notice of Meeting when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. The holder of each share of Class A stock shall have one vote.
At each meeting of the Shareholders for the election of directors, at which a quorum is present, each Director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of             shares voted “against” such nominee), provided that each Director shall be elected by a plurality vote of all votes cast at any meeting at which a quorum is present and for which (i) the Secretary of the Corporation receives a notice in compliance with applicable requirements for shareholder nominations for Directors set forth in these Bylaws that a Shareholder proposes to nominate a person for election to the Board of Directors and (ii) such proposed nomination has not been withdrawn by such Shareholder on or prior to the tenth day preceding the date the corporation first mails or otherwise transmits its notice of meeting for such meeting to the shareowners.
In addition, the following shall be added to Section 17:
The Board of Directors shall nominate for re-election as a Director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be nominated for re-election as a Director, an irrevocable resignation that will be effective upon (i) the failure of the Director to receive the required vote at any annual meeting at which such Director is nominated for re-election and (ii) acceptance by the Board of Directors of such resignation (an “Irrevocable Resignation”). The Board shall fill Director vacancies and new Directorships only with candidates who tender, at or prior to the time of their appointment to the Board, an Irrevocable Resignation.
SUPPORTING STATEMENT
          Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal which would remove a plurality vote standard for uncontested elections that currently allows a director to be elected even if a majority of shareowners do not support the director and instead implement a majority vote standard.
          CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. That is one reason why more than 66% of the companies in the S&P 500 have adopted majority voting for uncontested director elections.
          Please vote FOR this proposal.
END OF SHAREHOLDER PROPOSAL
Your Board of Directors unanimously recommends that you vote “Against” this proposal for the reasons set forth below:
          The Board of Directors carefully considered this proposal and believes that it is not in the best interests of the Company or our shareholders at this time to amend our Bylaws to provide for the election of directors by a majority of votes cast. We believe the proposed change is unnecessary and has the potential to disrupt the Company’s effective governance practices.
          The plurality voting standard used by our shareholders for the election of directors is the overwhelmingly prevailing method used to elect a corporation’s board of directors in the United States. Under the plurality voting standard, the director nominees receiving the highest number of votes are elected even though the votes to elect them may be less than a majority of the votes cast. The Board of Directors is committed to accountability to our shareholders and believes the plurality voting system maintains such accountability, as is evidenced by FRED’S corporate governance record to date.

          The Board of Directors believes that FRED’S already has a strong corporate governance process in place that is designed to identify and nominate qualified director candidates who will best serve the interests of the Company and its shareholders. The Nominating Committee, which is comprised solely of independent directors, evaluates and recommends director nominees for election, including nominees proposed by shareholders, based on: character, personal and professional ethics, integrity and values; executive level business experience and acumen; relevant business experience or knowledge; skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders; business judgment; availability and willingness to serve on the Board; independence requirements of NASDAQ listing standards; potential conflicts of interest with the Company or its shareholders taken as a whole; and accomplishment within the candidate’s own field.
          The Board of Directors has had great success in nominating strong, highly qualified directors. Indeed, our shareholders have consistently elected directors with a vast majority of the votes cast, even with the plurality voting standard in place. In addition, the Company includes in this proxy statement information on how shareholders can communicate their views on potential nominees for director, or any other matters of importance to shareholders, to the Board of Directors. Moreover, the Company does not have a classified or staggered Board of Directors, so each director is elected annually. Annual director elections ensure that the Company’s shareholders are able to communicate their confidence in or concerns over the Company’s performance on a regular basis. FRED’S shareholders also have the ability under the plurality voting standard to withhold votes for directors, which allows shareholders to communicate any concerns they may have about the directors. Thus, we believe that the Company already maintains appropriate mechanisms for electing a qualified Board of Directors.
          The Company regularly monitors developments in the area of corporate governance, including majority voting for corporate directors. While some large public companies have adopted a majority vote standard and/or adopted director resignation policies when a director does not receive a majority of the votes cast, the Board of Directors believes that the Company should proceed carefully in this developing area of corporate governance. For example, the proposal does not deal fully with the removal of incumbent directors who are up for re-election but do not receive a majority vote. Under Tennessee law, directors continue to serve until his or her successor is elected and qualified. Therefore, even if the proposal were adopted, the Company could not force a director who failed to receive a majority vote to leave the Board until his or her successor is elected at a subsequent shareholder meeting.
          Moreover, the shareholder proposal fails to address vacancies on the Board if a director is not elected because he fails to receive a majority of the votes cast. Tennessee law and the Company’s Bylaws allow the Board to appoint a director to fill the vacancy or let the position remain vacant. Alternatively, another meeting of shareholders could be held for the sole purpose of filling the vacancy. If the shareholder proposal were adopted, the Board could have vacancies for an indefinite period of time, causing the Board to confront potential problems in complying with NASDAQ listing requirements relating to maintaining a majority of independent directors or a qualified Audit Committee.
          The proposal also may increase unnecessarily the cost to the Company of soliciting shareholder votes. Implementation of this proposal could provide special interest shareholder groups with the power to promote “vote no” campaigns that are not in the best interests of all of the Company’s shareholders, which could force the Company to resort to expensive strategies to obtain the required majority vote, to the detriment of the majority of FRED’S shareholders. A majority voting standard could result in every annual meeting of shareholders turning into an expensive, distracting and disruptive contest for votes. As a result, preparing for and responding to “vote no” campaigns may significantly increase the Company’s costs for routine director elections.
          The proposal is complicated further by a proposed change to the New York Stock Exchange (“NYSE”) Rule 452. Under the current Rule 452, brokers of shares held in “street name” have discretionary voting authority in uncontested director elections on behalf of beneficial owners who do not give the broker voting instructions, as uncontested director elections are currently considered routine matters under Rule 452. The proposed amendment to Rule 452 would make uncontested director elections non-routine matters, thus prohibiting brokers from voting shares for which the beneficial owner has not given voting instructions. As a result, this amendment could substantially reduce the number of votes being cast in uncontested director elections, thus leading to “failed elections” and more uncertainty and expense for the Company. The proposed amendments to Rule 452 would apply to the Company’s director elections even though the Company is listed on NASDAQ because the NYSE rules regulate how brokers licensed by the NYSE, who hold stock of a NASDAQ listed company on behalf of a client, may vote in the election of a NASDAQ listed company’s directors.

          Because of the problems with the majority voting standard, plurality voting for directors has been and continues to be the prevailing legal rule throughout the United States. Plurality voting for directors is the default system under Tennessee law. Furthermore, we believe that it has yet to be shown whether the purported benefits of a majority voting system outweigh the benefits of a plurality voting system. Plurality voting is both fair and impartial because it applies whether a candidate is in a contested or a non-contested election, and it is simple, efficient and transparent. Plurality voting also provides certainty and maintains stability in corporate governance, ensuring that the Board of Directors has the minimum number of members required by the Company’s Bylaws.
          In summary, we do not believe that the proposal, at this time, is in the best interest of the Company or its shareholders.
FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

OTHER BUSINESS
          The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.
SHAREHOLDER PROPOSALS
          Shareholder proposals intended to be included in the proxy statement and presented at the 2009 Annual Meeting must be received by the Company no later than January 25, 2010 and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to FRED’S, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.
SOLICITATION OF PROXIES AND COST THEREOF
          The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
          SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

By order of the Board of Directors,
/s/ Charles S. Vail
Charles S. Vail
Secretary

May 20, 2009

FRED’S, INC.
Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS — JUNE 17, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred’s, Inc., to be held June 17, 2009, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1.  Election of Directors for the term of one year.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD ALL AUTHORITY * to vote for all nominees listed below
* INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee’s name below.

Michael J. Hayes	John R. Eisenman	Roger T. Knox
Thomas H. Tashjian	B. Mary McNabb	Michael T. McMillan
Bruce A. Efird

2.	Approval of BDO Seidman, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Shareholder Proposal regarding Majority Voting for Director Elections, as described in the Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated:	, 2009

Signature of Shareholder

Signature of Shareholder (if held jointly)

Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.